UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(C) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2004

RAINBOW TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-16641	95-3745398

(Commission File Number)	(IRS Employer Identification No.)

50 Technology Drive, Irvine, California 92618

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 450-7300

     Item 7. Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibit 99.1 Press release of Rainbow Technologies, Inc., dated February 11, 2004.

     Item 12. Results of Operations and Financial Condition.

     The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

     On February 11, 2004, Rainbow Technologies issued a press release announcing financial results for the quarter and year ended December 31, 2003. The press release is attached hereto as Exhibit 99.1, and incorporated by reference herein. The attached exhibit is furnished pursuant to Item 12 of Form 8-K.

     In the press release, Rainbow provides certain adjustments to the financial information calculated on the basis of Generally Accepted Accounting Principles (“GAAP”) as supplemental information relating to its results of operations. Rainbow’s management believes these non-GAAP adjustments are useful to investors because they remove specific expenses associated with the acquisition of Rainbow by SafeNet, Inc. through a merger that was announced in the relevant period, and a significant legal settlement that was paid by Rainbow in the relevant period and provide a basis for measuring and comparing Rainbow’s operating performance without these charges. The merger-related costs are currently limited to transaction-related expenses, such as professional fees. Rainbow’s management uses these non-GAAP measures along with the most directly comparable GAAP financial measures in evaluating Rainbow’s operating and financial performance. In particular, Rainbow’s management uses the non-GAAP measures to evaluate actual operating results and identify trends in the company’s business. Nonetheless, these non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and other companies may use different non-GAAP measures and presentations of results.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINBOW TECHNOLOGIES, INC.

	By:	/s/ Patrick Fevery

Patrick Fevery Chief Financial Officer

Date: February 11, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Rainbow Technologies, Inc., dated February 11, 2004.